EXHIBIT 99.1
                                                                    ------------

            ABLE
[ABLE LOGO] LABORATORIES
            INC.





COMPANY CONTACTS:                                 INVESTOR CONTACT:
Able Laboratories, Inc                            Able Laboratories, Inc.
Jay Wadekar, President & CEO                      Andreea C. Cordoba
Robert Weinstein, Vice President and CFO          phone: (908) 754-2253 ext. 664
(908) 754-2253                                    fax: (908) 754-1736

                    ABLE LABORATORIES ANNOUNCES $30.4 MILLION
                        PRIVATE PLACEMENT OF COMMON STOCK

SOUTH PLAINFIELD, NJ, JUNE 30, 2003 - ABLE LABORATORIES, INC. (NASDAQ NMS: ABRX,
BSE: AAB), today announced that it has entered into a definitive purchase agreement with certain accredited investors with respect to the private placement of 1,600,000 shares of its common stock at a purchase price of $19.00 per share, for gross proceeds of $30.4 million. In addition, the private placement investors have an additional right to purchase up to an additional 440,000 shares of common stock at $19.00 per share. These additional investment rights will become exercisable 90 days after the closing date or, if earlier, upon the effectiveness of a registration statement for the resale of the common stock, and will expire 60 trading days after the effectiveness of such a registration statement.

The net proceeds to the Company, not including any exercise of the additional investor rights, will be approximately $28.5 million. The net proceeds will be used mainly for the expansion of manufacturing operations, repayment of debt, research & development, and for general corporate purposes.

This private placement was made under an exemption from the registration requirements of the Securities Act of 1933, as amended, and purchasers may not offer or sell the securities sold in the offering in the absence of an effective registration statement or exemption from registration requirements.

THIS NOTICE IS ISSUED PURSUANT TO RULE 135C UNDER THE SECURITIES ACT OF 1933 AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S COST OF CAPITAL AND THE AVAILABILITY OF SUFFICIENT CAPITAL RESOURCES, OPERATIONS AND GROWTH, PLANS FOR EXPANDING ITS OPERATIONS, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.